UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2011
BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 26, 2011, BlueLinx Holdings Inc., a Delaware corporation (the “Company) announced that it plans to commence a $60.0 million rights offering of its common stock (the “Rights Offering”), as described in more detail below. Subject to the satisfaction of specified conditions, the Rights Offering will be backstopped in full by Cerberus ABP Investor LLC (“Cerberus”).
The Rights Offering
     Under the terms of the Rights Offering, the Company will distribute, at no charge to the holders of its common stock as of the record date, transferable subscription rights for each share of common stock owned on the record date, and each right will entitle the holder to purchase its pro rata allocation of $60.0 million of the Company’s common stock. In addition to being able to purchase their pro rata portion of the shares offered based on their ownership as of the record date for the rights offering, stockholders, other than Cerberus, who fully exercise their basic subscription rights may over-subscribe for additional shares of common stock that remain unsubscribed as a result of any unexercised rights. The subscription price for the rights will be equal to the lesser of (i) a discount to the average closing price of the Company’s common stock for the ten trading-days period ending two trading days prior to the effective date of the registration statement filed by the Company with the SEC in connection with the Rights Offering, or (ii) $2.50 per share; provided, that, in no event will the subscription price be less than $2.00 per share (the “Subscription Price”). The subscription rights are expected to trade on the NYSE under the symbol BXC RT. The Rights Offering is conditioned upon the Company completing certain liquidity improvement initiatives set forth below, in addition to customary conditions, including the effectiveness of the registration statement filed by the Company with respect to the rights offering.
The Investment Agreement
     Subject to the terms and conditions of the Investment Agreement described below, Cerberus has agreed to purchase from the Company, unsubscribed shares of the Company’s common stock, after the other stockholders have exercised their basic subscription rights and over-subscription privileges, such that gross proceeds of the Rights Offering will be no less than $60.0 million. The price per share paid by Cerberus for such common stock under the Investment Agreement will be equal to the Subscription Price.
     The Closing. The closing of the transactions contemplated by the Investment Agreement is subject to satisfaction or waiver of the following conditions: (i) the effectiveness of the registration statement relating to the Rights Offering; (ii) the Rights Offering having been conducted in accordance with the Investment Agreement in all material respects; (iii) receipt of all material governmental and third party consents; (iv) the absence of any legal impediment to the consummation of the Rights Offering or the issuance of shares under the Investment Agreement; (v) the compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement in all material respects; (vi) the Company completing, to the reasonable satisfaction of Cerberus, the liquidity improvement initiatives set forth below; and (vii) other customary conditions.
     In addition to the conditions described above, Cerberus’ obligations under the Investment Agreement and the Rights Offering are conditioned upon the Company obtaining the following amendments to the agreements governing certain of its indebtedness for purposes of increasing the Company’s liquidity:
•	Amendments to the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and between BlueLinx Corporation, Wells Fargo Bank, National Association, and the other signatories listed therein, as subsequently amended (the “Credit Agreement”) to (i) reduce the excess liquidity the Company is required to maintain under the Credit Agreement to the greater of $35 million or 15% of its borrowing base, (ii) increase the amount of the Company’s accounts receivable included in the borrowing base calculation to 87.5%, (iii) increase the percentage of the liquidation value of the Company’s inventory included in its borrowing base to 90% for the periods January to March 2012 and 2013, subject to meeting specified EBITDA targets, (iv) include certain cash subject to lockbox arrangements in the calculation of the Company’s excess liquidity, and (v) decrease the amount of excess liquidity the Company is required to maintain in order to avoid being required to meet certain financial ratios and triggering additional limits on capital expenditures under the Credit Agreement.

The Company has reached an agreement in principle with the lenders with respect to the amendments described above and is working to complete the amendment. Effectiveness of the proposed amendments to the Credit Agreement described above will be contingent on the successful completion of the Rights Offering.
•	Amendments to the Loan and Security Agreement, dated as of June 9, 2006, between the entities set forth therein collectively as borrower and German American Capital Corporation as lender, and/or the agreements related thereto (collectively, the “Mortgage Agreement”) to (i) eliminate the requirement to obtain lender approval for any transfer of equity interests that would reduce Cerberus’ ownership in the Company and certain of its subsidiaries, directly or indirectly, to less than 51%, (ii) allow for prepayment of the indebtedness under the Mortgage Agreement without incurring a prepayment premium, and (iii) allow the Company to use a portion of the cash held as collateral under the Mortgage Agreement for specified maintenance and operational expenses.
The Company has begun discussions with the appropriate parties regarding these proposed amendments to the Mortgage Agreement. However, no agreement has been reached and no assurance can be provided that the Company will be successful in obtaining these proposed amendments to the Mortgage Agreement.
     Termination. The Investment Agreement may be terminated at any time prior to the closing of the backstop commitment:
•	by mutual written agreement of Cerberus and the Company;
•	by either party, if the transactions contemplated by the Investment Agreement do not close by the earlier of July 31, 2011 and the date that is 30 business days after the registration statement for the Rights Offering has been declared effective (the “Outside Date”); provided, however, that the right to terminate the Investment Agreement is not available to any party whose failure to comply with any provision of the Investment Agreement is the cause of, or resulted in, the failure of the closing to occur on or prior to such date;
•	by either party, if there is a breach by Cerberus (in the case of termination by the Company) or by the Company (in case of termination by Cerberus) of any covenant or representation or warranty that would cause the failure of the satisfaction of a closing condition and is not capable of cure by the Outside Date;
•	by either party upon the occurrence of any event that results in a failure to satisfy any of such party’s closing conditions, which failure is not capable of cure by the Outside Date; or
•	by the Company if its disinterested directors, in exercise of their fiduciary duties, recommend to the Board of Directors that the Company consummate an alternative transaction that (a) constitutes a higher or better offer than the transactions contemplated by the Rights Offering and the Investment Agreement and (b) would result in more favorable economic terms for the Company than the Rights Offering.
     Fees. There is no backstop commitment fee payable to Cerberus in connection with the Investment Agreement.
     Indemnification. The Company has agreed to indemnify Cerberus and its affiliates and their respective officers, directors, members, partners, employees, agents, and controlling persons for losses arising out of circumstances existing on or prior to the closing date of the Rights Offering to which an indemnified party becomes subject arising out of a claim instituted by a third party with respect to the Rights Offering or the transactions contemplated by the Investment Agreement (other than with respect to losses due to statements or omissions made in reliance on information provided to us in writing by Cerberus for use herein and losses attributable to the gross negligence or willful misconduct of the indemnified party or breaches of the Investment Agreement).
     Registration Rights. Shares acquired by Cerberus pursuant to the Investment Agreement will become subject to the Company’s existing registration rights agreement with Cerberus. The Company has agreed to enter into a customary registration rights agreement with any person to whom Cerberus assigns its rights under the Investment Agreement if such shares would not otherwise be subject to the existing registration rights agreement.

     Subscription Rights. As part of the Investment Agreement, subject to the terms and conditions thereunder, Cerberus has agreed to purchase a number of shares equal to its pro rata basic subscription right, in addition to their backstop commitment. However, pursuant to the Investment Agreement, Cerberus may not elect to purchase shares pursuant to the over-subscription privilege in the Rights Offering.
     Restrictions on Transfer. Cerberus has agreed not to transfer, without the prior written consent of the disinterested members of the Company’s board of directors, during the pendency of the rights offering, any subscription rights distributed, directly or indirectly, to them.
     The foregoing description of the Investment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
     This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus which is a part of such registration statement. A copy of the preliminary prospectus may be obtained from the information agent, Eagle Rock Proxy Advisors, LLC at (855) 612-6975.
Forward-looking Statements
     This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the completion of the rights offering. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: completion of the proposed rights offering, including satisfaction of the conditions to the backstop commitment; changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described under “Risk Factors” in the Company’s preliminary prospectus included as part of the Registration Statement on Form S-1 filed by the Company in connection with the Rights Offering and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
10.1	Investment Agreement, dated as of April 26, 2011, between BlueLinx Holdings Inc. and Cerberus ABP Investor LLC

99.1	Press Release of BlueLinx Holdings Inc., dated April 26, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Sara E. Epstein
Sara E. Epstein
Secretary

Dated: April 26, 2011